UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a‑12

SECURITY FEDERAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

April 8, 2024

Dear Fellow Shareholder:

It is with great pleasure that I invite you to attend Security Federal Corporation’s virtual annual meeting of shareholders, to be held on May 9, 2024 at 11:00 a.m., Eastern Time. The Annual Meeting of Shareholders will again this year be held by means of remote communication only. To register for the annual meeting, email shareholders@securityfederalbank.com or, if you cannot email, call (803) 502‑5603, and provide your name, mailing address, and a valid phone number or email address. If your shares are held in “street name” by a broker, bank or other nominee, you must also provide proof of ownership and the control number found on the voting instruction form. Upon confirmation of registration, you will be provided instructions for attending the annual meeting. Registration for the annual meeting is now open and will close at 5:00 p.m. Eastern Time on May 8, 2024.

A critical aspect of the annual meeting is the shareholder vote on corporate business items. I urge you to exercise your voting rights as a shareholder and participate. All the materials you need to vote via the mail are enclosed in this package. Please look them over carefully and then MARK, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions.

The annual meeting will include management’s report to you on our financial and operating performance for the year ended December 31, 2023, as well as an update on the progress we’ve made in achieving our longer term corporate goals. Please have available the charts on pages 9-14 of the Annual Report to Shareholders. These charts will be discussed by Darrell Rains, Chief Financial Officer, during the meeting. Your Board of Directors and management are committed to the continued success of Security Federal Corporation and to the enhancement of your investment. As your Chairman, I want to express my appreciation for your confidence and support.

Sincerely, /s/Timothy W. Simmons Timothy W. Simmons Chairman

SECURITY FEDERAL CORPORATION

P.O. Box 810

Aiken, South Carolina 29802

(803) 641-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 9, 2024

Notice is hereby given that the annual meeting of shareholders of Security Federal Corporation will be held on May 9, 2024 at 11:00 a.m., Eastern Time. A proxy card and a Proxy Statement for the meeting are enclosed.

The meeting is for the purpose of considering and acting upon:

Proposal 1:         The election of three directors to each serve for a three-year term.

Proposal 2:         An advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. As of the date of this notice, we are not aware of any other business to come before the meeting.

The 2024 Annual Meeting of Shareholders will again this year be held by means of remote communication only. Shareholders must register in advance to attend the meetings, pursuant to the instructions provided in the Proxy Statement. Registration for the annual meeting is now open and will close at 5:00 p.m. Eastern Time on May 8, 2024. If you intend to attend the meeting remotely, we urge you to register early to avoid any potential delays in receiving the instructions for attending the annual meeting.

The Board of Directors has fixed the close of business on March 11, 2024 as the record date for the annual meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited by the Board of Directors. The proxy will not be used if you attend and vote at the virtual annual meeting. Regardless of the number of shares you own, your vote is very important. Please act today.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 9, 2024. Our Proxy Statement, proxy card and Annual Report to Shareholders are available at www.securityfederalbank.com.

BY ORDER OF THE BOARD OF DIRECTORS /s/Robert E. Alexander Robert E. Alexander Secretary

Aiken, South Carolina

April 8, 2024

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

PROXY STATEMENT

SECURITY FEDERAL CORPORATION

P.O. Box 810

Aiken, South Carolina 29802

(803) 641-3000

ANNUAL MEETING OF SHAREHOLDERS

MAY 9, 2024

The Board of Directors of Security Federal Corporation is using this Proxy Statement to solicit proxies from our shareholders for use at the annual meeting of shareholders. We are first mailing this Proxy Statement and the enclosed form of proxy to our shareholders on or about April 8, 2024.

The information provided in this Proxy Statement relates to Security Federal Corporation and its wholly-owned subsidiary, Security Federal Bank. Security Federal Corporation may also be referred to as “Security Federal” and Security Federal Bank may also be referred to as the “Bank.” References to “we,” “us” and “our” refer to Security Federal and, as the context requires, Security Federal Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Our annual meeting will be held as follows:

Date:	Thursday, May 9, 2024
Time:	11:00 a.m., Eastern Time
Place:	Virtual meeting

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	The election of three directors to each serve for a three-year term.

Proposal 2:	An advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

We also will transact any other business that may properly come before the annual meeting. As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.

Who is Entitled to Vote?

We have fixed the close of business on March 11, 2024 as the record date for shareholders entitled to notice of and to vote at our annual meeting. Only holders of record of Security Federal’s common stock on that date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of Security Federal common stock you own. On the record date, there were 3,229,325 shares of Security Federal common stock outstanding and entitled to vote at the annual meeting.

How Do I Attend the Annual Meeting if I Am a Shareholder of Record?

You are a shareholder of record if your shares of Security Federal common stock are held in your name. If you are a beneficial owner of Security Federal common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question. If you are a shareholder of record of Security Federal common stock as of the close of business on the record date, you must register in advance to attend the meeting. To register for the annual meeting, email shareholders@securityfederalbank.com or, if you cannot email, call (803) 502‑5603, and provide your name, mailing address, and a valid phone number or email address. Upon confirmation of your registration, you will be provided instructions for attending the annual meeting. Registration for the annual meeting is now open and will close at 5:00 p.m. Eastern Time on May 8, 2024.

How Do I Attend the Annual Meeting if My Shares Are Held in Street Name?

If you are the beneficial owner of Security Federal common stock held in “street name” by a broker, bank or other nominee as of the record date, you must register in advance to attend and participate in the meeting. To register, you must provide proof of ownership, such as a recent brokerage statement or letter from the broker, bank or other nominee by email to shareholders@securityfederalbank.com along with your name, the control number found on the voting instruction form sent to you and a valid phone number or email address. If you cannot email, call (803) 502‑5603 for further direction on how to provide the required information. Upon confirmation of your registration, you will be provided instructions for attending the annual meeting. Registration for the annual meeting is now open and will close at 5:00 p.m. Eastern Time on May 8, 2024.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. This question provides voting instructions for shareholders of record. If you are a beneficial owner of Security Federal common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the voting instructions in the following question. Shares of Security Federal common stock can only be voted if the shareholder is present virtually or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the virtual annual meeting. You can always change your vote at the meeting if you are a shareholder of record and have registered in advance to attend the annual meeting.

Voting instructions are included on your proxy card. Shares of Security Federal common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR the election of each of our director nominees and FOR approval of the compensation of our named executive officers. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If your common stock is held in street name, you will receive instructions from your broker that you must follow in order to have your shares voted. Your broker may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this Proxy Statement. If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice. In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.” Both of the proposals included in this Proxy Statement are non-discretionary items; therefore, you must provide instructions to your broker in order to have your shares voted with respect to the proposals.

If your shares are held in street name and you wish to change your voting instructions after you have returned your voting instruction form to your broker, you must contact your broker.

May I Ask a Question at the Annual Meeting?

If you have had your registration for the annual meeting verified, you may ask questions pertinent to the business of the annual meeting by submitting your question in advance by email to shareholders@securityfederalbank.com or by calling (803) 502‑5603 no later than 5:00 p.m. Eastern Time on May 8, 2024. Questions pertinent to the business of the annual meeting and subject to time allowed will be addressed at the annual meeting.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, virtually or by proxy, of at least a majority of the shares of Security Federal common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present virtually or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meetng is adjourned for more than 30 days or a new record date is set. An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Security Federal common stock. Accordingly, the three nominees for election as directors who receive the highest number of votes actually cast will be elected. Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected. Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.

Vote Required to Approve Proposal 2: Advisory Approval of Executive Compensation

The advisory (non-binding) vote to approve the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting. Abstentions and broker non-votes do not constitute votes cast and therefore will have no effect on approval of the proposal. Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying the Secretary of Security Federal in writing before the annual meeting that you have revoked your proxy; or

•	voting in person at the annual meeting.

Any written notice revoking a proxy should be delivered to Robert E. Alexander, Secretary, Security Federal Corporation, 238 Richland Avenue, NW, Aiken, South Carolina 29801.

If you plan to attend the annual meeting and wish to vote in person, you will need to register in advance under the instructions provided above, under “How Do I Attend the Annual Meeting if I Am an Shareholder of Record?” or “How Do I Attend the Annual Meeting if My Shares Are Held in Street Name?”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 11, 2024 the voting record date, information regarding share ownership of:

•

those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Security Federal’s common stock, other than directors and executive officers;

•	each director and director nominee of Security Federal;

•	each executive officer of Security Federal or the Bank named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

•	all current directors and executive officers of Security Federal and the Bank as a group.

Persons and groups who beneficially own in excess of five percent of Security Federal’s common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide a copy to us, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934. To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Security Federal’s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.

Name	Number of Shares Beneficially Owned	Percent of Shares Outstanding (%)

Beneficial Owners of More Than 5%
(Other Than Directors and Executive Officers)

T. Clifton Weeks Family Ltd. Partnership (1)	295,878	9.16

Directors

Robert E. Alexander (2)	16,650	*
William Clyburn (3)	14,514	*
Jessica T. Cummins	500	*
Richard T. Harmon (4)	5,394	*
Thomas L. Moore (5)	23,104	*
Timothy W. Simmons (6)	717,177	22.21
Frank M. Thomas, Jr. (7)	17,301	*
Frampton W. Toole, III	153,650	4.76
Harry O. Weeks, Jr. (8)	115,148	3.57

Named Executive Officers

J. Chris Verenes** (9)	36,007	1.12
Roy G. Lindburg **(10)	59,306	1.84
Philip R. Wahl	155	-

All directors and executive officers as a group (12 persons)	1,158,906	35.89

*	Less than one percent of shares outstanding.
**	Also a director of Security Federal.
(1)	The address of the T. Clifton Weeks Family Ltd. Partnership is P.O. Box 941, Aiken, South Carolina 29802.
(2)	Includes 3,000 shares held by his wife.
(3)	Includes 6,464 shares held jointly with his wife.
(4)	Includes 644 shares held jointly with his wife.
(5)	Includes 16,420 shares held in a trust. Also includes 2,280 shares held by his wife, of which 600 shares are in a trust.
(6)	Includes 79,598 shares held by his wife. Excludes shares owned by the T. Clifton Weeks Family Ltd. Partnership, of which Mr. Simmons’ wife is a partner.
(7)	Includes 6,180 shares held jointly with his wife.
(8)	Includes 3,540 shares held by his wife.
(9)	Includes 5,300 shares held jointly with his wife.
(10)	Includes 52,255 shares held in a trust.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors consists of eleven members and is divided into three classes. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. The table below sets forth information regarding each director of Security Federal and each nominee for director. The Nominating Committee of the Board of Directors selects nominees for election as directors. The Nominating Committee has nominated Timothy W. Simmons, Harry O. Weeks, Jr. and Roy G. Lindburg, each to serve for a term of three years. All of our nominees currently serve as directors of Security Federal and Security Federal Bank. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote FOR the election of Timothy W. Simmons, Harry O. Weeks, Jr. and Roy G. Lindburg.

	Age		Director	Term to
Name	(1)	Positions Held in Security Federal and the Bank	Since (2)	Expire

NOMINEES

Timothy W. Simmons	78	Chairman of the Board of Security Federal and Director of the Bank	1983	2027	(3)

Harry O. Weeks, Jr.	84	Director of Security Federal and the Bank	2011	2027	(3)

Roy G. Lindburg	63	President of Security Federal and Director of Security Federal and the Bank	2005	2027	(3)

CONTINUING DIRECTORS

Thomas L. Moore	73	Director of Security Federal and the Bank	1990	2025

J. Chris Verenes	67	Chief Executive Officer and Director of Security Federal and Chairman of the Board and Chief Executive Officer of the Bank	2002	2025

Richard T. Harmon	68	Director of Security Federal and the Bank	2013	2025

Frampton W. Toole, III	69	Director of Security Federal and the Bank	2019	2025

Robert E. Alexander	84	Secretary and Director of Security Federal and the Bank	1988	2026

William Clyburn	82	Director of Security Federal and the Bank	1993	2026

Frank M. Thomas, Jr.	77	Director of Security Federal and the Bank	2008	2026

Jessica T. Cummins	43	Director of Security Federal and the Bank	2018	2026

(1)	As of December 31, 2023.
(2)	For years prior to 1988, includes service on the Board of Directors of the Bank.
(3)	Assuming re-election at the annual meeting.

Set forth below is the principal occupation of each nominee for director and each director continuing in office. All nominees and directors have held their present positions for at least five years unless otherwise indicated.

Timothy W. Simmons has served as Chairman of the Board since October 2011. He served as President and Chief Executive Officer of Security Federal from 1987 and 1994, respectively, until his retirement on January 1, 2012. Mr. Simmons was elected President and Chief Operating Officer of the Bank in January 1987 and served in these capacities from March 1987 to December 2001. In May 1988, Mr. Simmons became Chief Executive Officer of the

Bank and in January 2002, he was elected Chairman of the Bank’s Board of Directors, positions he held until December 2010. Mr. Simmons’ career in banking has given him expertise in all areas of banking.

Harry O. Weeks, Jr. was appointed to the Boards of Directors of Security Federal and the Bank effective January 1, 2011. Mr. Weeks previously served as a director of Security Federal and the Bank from 1978 until his retirement on April 1, 2008. Mr. Weeks is an Insurance Broker and Business Development Officer with Hutson-Etherredge Companies, a position he has held since May 1995. Prior to that, Mr. Weeks was President and Chief Executive Officer of Lyon, Croft, Weeks & Hunter Insurance Agency from May 1965 to May 1995. Mr. Weeks’ prior service on the Board of Directors and Audit Committee provided him expertise in many areas of banking.

Roy G. Lindburg has served as President of Security Federal since June 6, 2014. Mr. Lindburg is a Certified Public Accountant and served as Chief Financial Officer of Security Federal and the Bank from January 1995 until June 2014. He has over 40 years of experience in the banking industry. Mr. Lindburg serves on the Salvation Army Advisory Board and is on the Audit Committee of the United States Tennis Association South Carolina. Mr. Lindburg provides the Board of Directors with financial expertise.

Thomas L. Moore owns TL Moore Consulting, LLC, which provides consulting and registered lobbying services for entities primarily located in South Carolina. He was President of Boiler Efficiency, Inc., a mechanical contracting company, which was in operation from 1978 to 2011. He served in the South Carolina House of Representatives from 1979 to 1981 and the South Carolina Senate from 1981 to 2007. Mr. Moore brings to the Board a diverse background in politics, community involvement and small business management.

J. Chris Verenes is Chief Executive Officer of Security Federal and Chairman of the Board and Chief Executive Officer of the Bank, positions he has held since January 1, 2012 and January 1, 2011, respectively. He served as President of Security Federal from 2012 until June 2014 and as President of the Bank from 2004 until 2011. Before joining the Bank he held a variety of management positions with Washington Group International, now part of Amentum, a firm that manages and operates major government sites throughout the United States for the Department of Energy. He was Director of Planning and Administration from 2001 to January 2004, Chief of Staff during 2001, Director of Strategic Programs for the business unit from 2000 to 2001 and Deputy Manager of Business Development from 1996 to 2000. Prior to his employment by Washington Group International, Mr. Verenes served as Controller for Riegel Textile Corporation, as Director of Control Data and Business and Technology Center, and as Executive Director of the South Carolina Democratic Party. Mr. Verenes’ career has given him expertise in management and strategic planning.

Richard T. Harmon is retired. He served as President of the Bank from June 2014 until August 2019. Prior to that, he was Chief Lending Officer of the Bank from 2011 until June 2014, and Senior Vice President of Mortgage Lending from 2007 until 2011. Prior to his employment with the Bank, Mr. Harmon was employed with Regions Bank from 1998 to 2007 as Senior Vice President of Construction Lending. From 1985 to 1998, Mr. Harmon was employed at Palmetto Federal Savings Bank of South Carolina serving in a variety of positions related to branch operations and lending. Mr. Harmon presently serves on the Board of Directors for Aiken County Habitat for Humanity. Mr. Harmon’s career has given him expertise in many areas of banking, particularly in the area of lending.

Frampton W. Toole, III is an attorney in private practice in Aiken, South Carolina, with Toole and Toole, Attorneys. He has been in private practice for over 43 years. His primary areas of practice are real estate law, probate law and commercial law. His degrees include a B.A. in history and a J.D. in law from the University of South Carolina. He is retired from the Judge Advocate General’s Corps of the United States Army Reserve with over 27 years of service, having attained the rank of Lieutenant Colonel. He currently serves as a member of the Board of Directors of the Aiken Land Conservancy. Mr. Toole brings legal expertise, organizational skills and community involvement to the Board of Directors.

Robert E. Alexander is the Chancellor Emeritus of the University of South Carolina – Aiken after having served as Chancellor from 1983 to June 2000. Dr. Alexander is a founding member of the Regional Economic Development Partnership Board and serves on the Executive Committee. He is past chair and former member of the Board of Governors as well as the Patient Safety Committee of Aiken Regional Medical Centers, a wholly-owned subsidiary of Universal Health Services. Dr. Alexander was a founding member and past chair of the Board of Directors of the Child Advocacy Center of Aiken, an organization that provides emergency intervention, forensic exams and counseling to children in abusive situations. He has recently served as a member of the following boards: The Bishop Gravatt

Episcopal Retreat Center, The Aiken Preparatory School and The Lambda Chi Alpha National Fraternity Indianapolis, Indiana. In addition, Dr. Alexander occasionally serves as a consultant for architectural firms on a national and a regional basis in the fields of higher education and health care facilities. Dr. Alexander brings to the Board of Directors organizational expertise and strong knowledge of our local community involvement.

William Clyburn is retired. Prior to his retirement in March 2005, he was employed as an Advisor for Community Alliances with Westinghouse Savannah River Company, a United States Department of Energy contractor located in Aiken, South Carolina, since September 1994. He previously served as an Administrative Law Judge with the South Carolina Workers Compensation Commission from July 1986 to June 1994. Mr. Clyburn serves in the South Carolina House of Representatives. Mr. Clyburn brings employer relations expertise, as well as community involvement, to the Board of Directors.

Frank M. Thomas, Jr. is retired. He served as President of the Bank from 2011 until June 2014, and as Executive Vice President of the Bank from 2007 until 2011. Mr. Thomas began his career with the Bank in 1994 as a Business Development Officer and served in positions of increasing responsibilities in his years with the Bank. His most recent positions have included Senior Vice President of Commercial Lending and Senior Vice President and Aiken Area Executive of the Bank. Mr. Thomas is active in the Aiken community and is past Chair of the Board of Directors of the Greater Aiken Chamber of Commerce. Mr. Thomas’ career has given him experience in a number of areas of banking, with particular expertise in the area of lending.

Jessica T. Cummins served as the Chief Financial Officer of Security Federal and the Bank from June 2014 until June 2020. Prior to that, she served as Treasurer of the Company since joining Security Federal and the Bank in 2007. Prior to 2007, Ms. Cummins was employed by Elliott Davis LLC in their financial services practice, specializing in financial institutions with an emphasis on publicly-traded companies. Ms. Cummins has a Masters of Accountancy from the University of South Carolina’s Darla Moore School of Business where she graduated Summa Cum Laude and is a Certified Public Accountant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Boards of Directors of Security Federal and the Bank conduct their business through Board and committee meetings. During the year ended December 31, 2023, the Security Federal Board of Directors held 15 regular meetings. The Board of Directors of the Bank generally meets on a monthly basis and during the year ended December 31, 2023, met 20 times. No director attended fewer than 75% of the total meetings of the Boards and committees on which that director served during this period.

Committees and Committee Charters

Security Federal’s Board of Directors has standing Executive, Audit, Compensation, Proxy and Nominating Committees. The Bank’s Board of Directors has standing Executive, Audit, Compensation, Loan and Review Committees. Security Federal’s Audit, Compensation and Nominating Committees have adopted written charters and copies of these charters are available on our website at www.securityfederalbank.com.

Committees of the Security Federal Board of Directors

The Executive Committee, comprised of Directors Simmons (Chairman), Toole, Alexander, Weeks, Verenes Lindburg, Harmon, Thomas, Cummins, Clyburn and Moore, meets on an as needed basis to handle matters arising between Board meetings. This Committee met four times during the year ended December 31, 2023.

The Audit Committee, comprised of Directors Moore (Chairman), Clyburn, Alexander, Simmons, Thomas, Toole, Harmon and Cummins assists the Board in fulfilling its oversight responsibilities. This Committee is responsible for reviewing our annual audited financial statements and any financial statements submitted to the public, appointment of the independent registered public accounting firm and monitoring the independence and performance of our independent registered public accounting firm and internal auditing department. The Board of Directors has determined that there is no “audit committee financial expert,” as defined by the SEC; however, the Board believes that the current members of the Audit Committee are qualified to serve based on their collective experience and background. Directors Moore, Clyburn, Alexander, Thomas and Toole are “independent,” pursuant to the rules of The Nasdaq Stock Market LLC (“Nasdaq”) governing audit committee membership. Director Simmons is not independent for purposes of audit committee membership. Although Security Federal’s common stock is not listed on Nasdaq, it has chosen to apply Nasdaq’s definition of independence, as permitted by the SEC. This Committee met 13 times during the year ended December 31, 2023.

The Compensation Committee, which also serves as the Stock Option Committee, is comprised of Directors Simmons (Chairman), Toole, Alexander, Weeks, Moore, Clyburn, Thomas, Harmon and Cummins. This Committee meets on an as needed basis and makes recommendations to the Board regarding annual contributions to certain benefit plans. Each member of the Committee is “independent,” as defined by Nasdaq, with the exception of Mr. Simmons. This Committee did not meet during the year ended December 31, 2023, as compensation decisions are made primarily by Security Federal Bank’s Compensation Committee because all employees are employed by the Bank.

The Proxy Committee, which is composed of Directors Simmons (Chairman), Toole, Alexander, Weeks, Moore, Clyburn, Thomas, Cummins and Harmon is responsible for voting the proxies of Security Federal’s shareholders. The Committee met once during the year ended December 31, 2023.

The Nominating Committee, consisting of Directors Simmons (Chairman), Toole, Alexander, Weeks, Moore, Clyburn, Thomas, Harmon and Cummins was formed to ensure that we maintain the highest standards and best practices in all critical areas relating to the management of our business. This Committee also selects nominees for the election of directors and develops a list of nominees for board vacancies. Each member of the Committee is “independent,” as defined by Nasdaq. The Committee met once during the year ended December 31, 2023.

Only those nominations made by the Committee or properly presented by shareholders will be voted upon at the meeting. In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate’s knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank’s market area. Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes. In searching for qualified director candidates to fill vacancies in the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of Security Federal. The Committee will consider director candidates recommended by Security Federal’s shareholders. If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of Security Federal’s Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for shareholder nominations, see “Shareholder Proposals and Nominations” in this Proxy Statement.

As noted above, the Nominating Committee considers a number of criteria when selecting new members of the Board. Those criteria as well as viewpoint, skill, gender, race and national origin are considered to provide for diversity on our Board of Directors. These diversity factors are considered when the Nominating Committee and Board are seeking to fill a vacancy or new seat on the Board.

Committees of the Security Federal Bank Board of Directors

The Executive Committee is composed of Directors Verenes (Chairman), Toole, Alexander, Weeks, Simmons, Lindburg, Moore, Clyburn, Harmon, Thomas and Cummins. To the extent authorized by the Board of Directors and by the Bank’s Bylaws, this Committee exercises all of the authority of the Board of Directors between Board meetings and formulates recommendations for presentation to the full Board. All actions of this Committee are reviewed and ratified by the entire Board. The Executive Committee met 38 times during the year ended December 31, 2023.

The Loan Committee is composed of Directors Verenes (Chairman), Toole, Alexander, Weeks Simmons, Lindburg, Thomas, Moore, Clyburn, Harmon and Cummins. The Loan Committee is responsible for and oversees the Bank’s loan activities. All actions of this Committee are reviewed and ratified by the entire Board. This Committee met 43 times during the year ended December 31, 2023.

The Audit Committee reviews audit reports, reevaluates audit performance and handles relations with the Bank’s independent registered public accounting firm to ensure effective compliance with regulatory and internal policies and procedures. This Committee is comprised of Directors Moore (Chairman), Clyburn, Alexander, Simmons, Thomas, Toole, Harmon and Cummins. The Audit Committee met 13 times during the year ended December 31, 2023.

The Compensation Committee makes recommendations to the Board regarding the amount of the Bank’s annual contribution to certain benefit plans and salaries for the Bank’s officers and employees. This Committee also determines certain minor administrative matters related to certain employee plans. The Compensation Committee is comprised of Directors Simmons (Chairman), Toole, Alexander, Weeks, Moore, Clyburn, Thomas, Harmon and Cummins. This Committee met nine times during the year ended December 31, 2023.

The Trust Committee consists of Directors Verenes (Chairman), Alexander, Simmons, Thomas, Moore, Clyburn, Toole, Harmon, Lindburg and Cummins. This Committee reviews and approves activities of Security Federal Trust, a division of the Bank. This Committee met 21 times during the year ended December 31, 2023.

The Investment Committee consists of Directors Verenes (Chairman), Alexander, Simmons, Thomas, Moore, Clyburn, Toole, Harmon, Lindburg and Cummins. This Committee reviews and approves activities of Security Federal Investments, a division of the Bank. This Committee met 11 times during the year ended December 31, 2023.

Leadership Structure and Board Involvement in Risk Management Process

The positions of Board Chairman and Chief Executive Officer are held by two persons. This has been the case since 1994. Our Board of Directors is chaired by Timothy W. Simmons, who is a non-executive director. The Chief Executive Officer is responsible for the day-to-day performance of Security Federal while the Chairman of the Board provides guidance, sets the agenda for Board meetings and presides over meetings of the full Board. The Board believes that having a non-executive Chairman is the best structure under current circumstances.

The Board of Directors is actively involved in oversight of risks that could affect Security Federal. This oversight is accomplished in part through the Executive, Audit and Nominating Committees of the Board of Directors. The Board of Directors satisfies its risk oversight responsibility through full reports by each committee regarding its considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Security Federal and through internal and external audits. Risks relating to the direct operations of Security Federal Bank are further overseen by the Bank’s Board of Directors, who are the same individuals who serve on the Board of Directors of Security Federal. The Board of Directors of the Bank also has additional committees including Loan, Trust and Investment Committees that conduct risk oversight separate from Security Federal. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Corporate Governance

We are committed to establishing and maintaining high standards of corporate governance. The Board of Directors is cognizant of its responsibility to comply with the provisions contained in the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. The Board and its committees will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

Code of Ethics. The Board of Directors has adopted a written Code of Ethics for Principal Executive Officers and Senior Financial Officers, and requires individuals to maintain the highest standards of professional conduct. The Code of Ethics is available on our website at www.securityfederalbank.com.

Communication with the Board of Directors. The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Security Federal Corporation, P.O. Box 810, Aiken, South Carolina 29802. Any communication must state the number of shares beneficially owned by the shareholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action.

Annual Meeting Attendance by Directors. We do not have a policy regarding Board member attendance at annual meetings of shareholders. All members of the Board of Directors attended the 2023 annual meeting of shareholders.

Director Independence. Although our common stock is not listed on Nasdaq, we have chosen to apply Nasdaq’s definition of “independence,” as permitted by the SEC. Robert E. Alexander, William Clyburn, Jessica T. Cummins, Richard T. Harmon, Thomas L. Moore, Timothy W. Simmons, Frank M. Thomas, Jr., Frampton W. Toole, III and Harry O. Weeks, Jr. are all independent. J. Chris Verenes and Roy G. Lindburg are executive officers of Security Federal and accordingly, are not independent.

Related Party Transactions. Applicable law and regulations require that all loans or extensions of credit to executive officers and directors must be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank has adopted a policy to this effect. At December 31, 2023, loans to all employees, officers and directors of the Bank totaled approximately $4.3 million, or 2.5% of Security Federal’s total shareholders’ equity. These loans (1) were made in the ordinary course of business, (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank’s other customers (other than those made under the Bank’s employee loan program, which is discussed below) and (3) did not involve more than the normal risk of collectability or present other unfavorable features when made. All loans to directors and executive officers are required to be reviewed by the Chief Executive Officer and the Loan Committee and reported to the Board. Loans and aggregate loans of $500,000 or greater are reviewed and approved by the Bank’s Board of Directors, pursuant to Regulation O of the Federal Reserve Board. All loan approval and review procedures are governed by written policies.

The Bank also offers an employee loan program to all employees to assist employees with loans for a variety of personal, family or household credit needs, or for the purchase, construction or refinancing of a home which is the employee’s primary residence. All loans offered to employees are closed on the same terms as those available to members of the general public. Following closing, the terms of employee loans are modified to reflect a preferential interest rate. Existing loans may be modified to conform to the terms of the employee loan program. The employee loan rates are modified on January 1 of each year to reflect the Bank’s cost of funds. If an employee terminates employment at the Bank, the interest rate on the loan reverts to the original rate for the general public. The table below provides information regarding our directors and executive officers who had indebtedness and principal payable thereon pursuant to the employee loan program that exceeded $120,000 during the years ended December 31, 2023 and 2022.

Name	Year	Type of loan	Amount involved in the trans- action ($)(1)	Amount out- standing at end of period ($)	Principal paid during the period ($)	Interest paid during the period ($)	Interest rate (%)

J. Chris Verenes	2023	Adjustable rate mortgage	371,275	360,514	10,761	7,475	2.125
	2022	Adjustable rate mortgage	382,451	371,275	11,176	6,211	2.125

Roy G. Lindburg	2023	Adjustable rate mortgage	246,274	218,003	28,271	4,776	2.125
	2022	Adjustable rate mortgage	252,000	246,274	5,726	1,500	2.125

Robert E. Alexander	2023	Adjustable rate mortgage	170,000	169,204	796	5,160	6.375
	2022	Adjustable rate mortgage	200,000	199,631	369	2,998	7.125

(1)         Consists of the largest amount of principal outstanding during the year.

DIRECTORS’ COMPENSATION

The following table shows the compensation paid to our directors for the year ended December 31, 2023, except for those who are our named executive officers. Compensation for Directors J. Chris Verenes and Roy G. Lindburg is included in the section below entitled “Executive Compensation.” The directors below did not receive any stock or option awards, nor do they have any non-equity incentive plan compensation, change in pension value or non-qualified deferred compensation earnings; therefore, these columns have been omitted from the table below.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)

Robert E. Alexander	89,500	--	89,500
William Clyburn	74,350	--	74,350
Jessica T. Cummins	85,300	--	85,300
Richard T. Harmon	85,300	35,561 (1)	120,861
Thomas L. Moore	89,500	1,933 (2)	91,433
Timothy W. Simmons	128,000	48,680 (1)	176,680
Frank M. Thomas, Jr.	85,300	37,600 (1)	122,900
Frampton W. Toole, III	85,300	--	85,300
Harry O. Weeks, Jr.	61,500	--	61,500

(1)	Payments received pursuant to Salary Continuation Agreement (described below).
(2)

Received for service on the North Augusta area and Midland Valley area advisory boards. These committees consist of local business people who meet quarterly to advise the Bank on how it can better serve the community.

Security Federal does not compensate the members of its Board of Directors for service on the Board or committees; all fees are paid by Security Federal Bank for service to the Bank. The directors of the Bank receive fees of $2,625 per month. Members of the Bank’s Executive Committee receive $2,500 per month for membership on this Committee, with the exception of Messrs. Verenes and Lindburg, who do not receive a fee for service on this Committee. Members of the Audit Committee receive $1,442 per meeting attended and the Chairman of the Audit Committee also receives $350 per month. Members of the Trust and Investment Committees receive $542 per month. No fee is paid for service on the Bank’s Compensation or Loan Committees.

Salary Continuation Agreement. Effective May 16, 2006, we entered into salary continuation agreements with Timothy W. Simmons, then President and Chief Executive Officer of Security Federal, and Frank M. Thomas, Jr., then President of the Bank. Effective October 1, 2008, we entered into a salary continuation agreement with Richard T. Harmon, then an Executive Vice President and later President of the Bank. The agreements provide an annual supplemental retirement benefit to begin on the last day of the year in which the executive attains age 65, or upon his separation from service, if later. The benefit equals 20% of the executive’s final pay, payable in monthly installments over 15 years. Mr. Simmons turned 65 in 2010 and retired effective January 1, 2012. He began receiving a monthly benefit of $4,057 on January 1, 2012. Mr. Thomas turned 65 in 2012 and retired effective June 6, 2014. He began receiving a monthly benefit of $3,133 on July 1, 2014. Mr. Harmon retired on August 1, 2019 at the age of 63 and therefore, will not receive his full benefit. Mr. Harmon began receiving a monthly benefit of $2,963 on April 1, 2021.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows information regarding compensation earned during the fiscal years ended December 31, 2023 and 2022, for our named executive officers: (1) J. Chris Verenes, our principal executive officer; and (2) our two other most highly compensated executive officers, who are Roy G. Lindburg and Philip R. Wahl.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensa- tion ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensa- tion ($)(3)	Total ($)

J. Chris Verenes	2023	410,000	--	51,608	44,550	506,158
Chief Executive Officer and Director	2022	384,000	30,720	39,973	39,883	494,576
of Security Federal; Chairman and
Chief Executive Officer of the Bank

Roy G. Lindburg	2023	315,000	--	75,359	41,890	432,249
President of Security Federal and	2022	294,000	23,520	65,399	39,950	422,869
Director of Security Federal and the Bank

Philip R. Wahl	2023	260,000	--	59,084	9,846	328,930
President of Security Federal Bank	2022	240,215	18,000	49,475	8,269	315,959

(1)	Paid pursuant to the terms of the Incentive Compensation Plan described below.
(2)	Represents the increase of each officer’s accumulated benefit under his salary continuation agreement.
(3)	Please see the table below for more information on the other compensation paid to our executive officers for the year ended December 31, 2023

Name	Directors’ Fees ($)	401(k) Plan Contribution ($)	Life Insurance Premium ($)	Country Club Dues ($)	Total ($)

J. Chris Verenes	31,500	9,078	156	3,816	44,550
Roy G. Lindburg	31,500	7,691	156	2,543	41,890
Philip R. Wahl	--	4,170	156	5,520	9,846

Incentive Compensation Plan. Effective August 15, 2013, the Board adopted the Senior Management Incentive Compensation Plan (“Incentive Plan”). The purpose of the Incentive Plan is to maximize the achievement of the Bank’s objectives by providing incentives and awards to those senior-level executives who attain and sustain consistently high levels of performance which exceed normal expectations and which contribute to the success and profitability of the Bank. Eligible participants are those individuals approved by the Board who, in the judgment of the Chief Executive Officer and the Board, are responsible for directing functions which have a significant bearing on the growth and profitability of the Bank. As of the beginning of each fiscal year, the Board must review and revise, if necessary, the operating rules of the Incentive Plan. The operating rules include: (1) identification of employees selected for participation; (2) position level multipliers, performance measurement factors and weightings for determining the amount of incentive compensation awards; and (3) other rules which the Board deems appropriate. For 2023, each of the named executive officers participated in the Incentive Plan.

The general formula for calculating a participant’s incentive for the plan year is the base annual salary of the participant, multiplied by the percentage base award, multiplied by the sum of the basic formula percentage for each performance measure applicable to the participant’s position, multiplied by the position level multiplier, multiplied by the individual performance adjustment. For any incentive to be paid under the Incentive Plan, the Bank must meet a predefined minimum level of performance. The performance measures for incentives are the key operating ratios, plus other pertinent measures of total Bank performance, on which the participants will be evaluated. The position level multiplier is a multiplier used to recognize the impact that each senior-level officer has on overall Bank performance. The individual performance adjustment gives the Board some subjective discretion in the determination of the final incentive award for each participant. In addition, the Board may take into account any extraordinary occurrences, consisting of those events which in the Board’s option are outside the significant influence of participants and would cause a significant unintended effect (whether positive or negative) on the Bank’s operating and financial performance results.

For 2023, the named executive officers’ incentives were based primarily on targets for net operating income. The Bank’s net operating income was the threshold performance factor for the payment of incentives for 2023. The Incentive Plan provides that no incentive awards will be granted for 2023, regardless of performance on individual goals, if the Bank’s net operating income is less than an approved minimum for the fiscal year. The Bank did not meet the minimum for 2023; therefore, the named executive officers did not receive annual cash incentive payments in 2024 for the year ended December 31, 2023.

Outstanding Equity Awards

The named executive officers did not have any equity awards outstanding at December 31, 2023.

Potential Payments Upon Termination

We have entered into agreements with the named executive officers that provide for potential payments upon termination of employment. The following table shows, as of December 31, 2023, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

Name	Early Retirement ($)	Normal Retirement ($)	Change in Control ($)	Disability ($)	Death ($)

J. Chris Verenes
Salary Continuation Agreement	(1)	813,823	813,823	813,823	1,105,469
Change in Control Severance Agreement	--	--	984,000	--	--

Roy G. Lindburg
Salary Continuation Agreement	516,336	(2)	516,336	516,336	809,379
Change in Control Severance Agreement	--	--	756,000	--	--

Philip R. Wahl
Salary Continuation Agreement	50,106	(2)	167,019	167,019	621,409
Change in Control Severance Agreement	--	--	312,000	--	--

(1)         Mr. Verenes has reached age 65 and will receive his normal retirement benefit upon separation from service.

(2)         Not yet eligible.

Salary Continuation Agreements. We entered into salary continuation agreements with Messrs. Verenes and Lindburg, on May 16, 2006, and with Mr. Wahl on September 1, 2020. These agreements provide an annual supplemental retirement benefit for Messrs. Verenes and Lindburg, which begins on the April 1 after they reach age 65, or upon the executive’s separation from service, if later. For Mr. Wahl, the benefit begins the month after reaching age 67, or upon his separation from service, if later. The benefit equals 20% of the executive’s final pay, payable in monthly installments over 15 years. An executive’s final pay is the highest of the executive’s annual base salary over the five year period ending with the year he or she separates from service.

The agreements also provide an early termination benefit if the executive terminates employment with the Bank prior to attaining age 65. The early termination benefit is an annual benefit based on the executive’s vested accrued balance under the agreement, determined when the executive separates from service from the Bank, adjusted monthly by an interest factor until the executive’s attainment of age 65. The rate at which the executive vests in the early termination benefit is set forth in the executive’s agreement, with the vesting rate ranging from between 10% per year to 25% per year, depending on the executive. As of December 31, 2023, Mr. Verenes had attained age 65, Mr. Lindburg was 100% vested and Mr. Wahl was 30% vested. The early termination benefit is payable in monthly installments over 15 years, commencing on the first day of the month after the executive attains age 65. During the payout period, the remaining accrued balance will be credited monthly by an interest factor. The agreements also provide a disability termination benefit if the executive terminates employment with the Bank on account of disability prior to attaining age 65. The disability termination benefit is the same as the early termination benefit, except that the executive becomes 100% vested in the benefit upon the executive’s disability while actively employed.

In the event of a change in control, followed by a separation from service, the executive will receive an annual change in control benefit equal to 20% of the executive’s projected final pay. An executive’s projected final pay is his or her final pay, as defined above, adjusted at a rate of 4% per year until the executive attains age 65. The annual change in control benefit will be paid in monthly installments over 15 years, commencing on the first day of the month after the executive attains age 65.

Nondistributed benefits will be forfeited if within 24 months of the executive’s termination of employment if the executive violates the noncompetition, nondisclosure or nonsolicitation provisions described in the agreement. This forfeiture provision does not apply if there is a change in control.

If the executive dies while in the active service of the Bank but before attaining age 65, the executive’s beneficiary will receive a lump sum benefit based on the executive’s accrued balance that is paid within 60 days of death. If the executive dies after the benefit has commenced, the remaining benefits will be paid to the executive’s beneficiaries at the same time and the same amounts they would have been paid to the executive. If the executive dies after he or she has become entitled to a benefit, but before the benefit commences, the benefit will commence to be paid to the executive’s beneficiaries within 30 days following the date the Bank or its successor receives a copy of the executive’s death certificate. In addition to the death benefit described above, the executive will receive under a split dollar agreement an additional death benefit, equal to 50% of the “net death proceeds.” The net death proceeds is the death benefit received by the Bank under a life insurance policy taken out on the life of the executive, reduced by the greater of the cash surrender value of the policy or the aggregate premiums paid by the Bank on the policy.

In the event an executive becomes disabled, the executive is entitled to his or her accrued account balance. That amount, plus interest until age 65, would be paid to the executive upon reaching age 65 over a 15-year period.

Change in Control Severance Agreements. On March 29, 2018, Security Federal and the Bank entered into change in control severance agreements with Messrs. Verenes and Lindburg. The agreements provide an initial term until December 31, 2018 and will be extended for one year on each anniversary date, provided that the Board of Directors of has not given the executive notice of non‑renewal. If, within six months before or 24 months following a change in control, the officer experiences an involuntary termination, the Company and the Bank will pay to the executive, a lump sum cash payment equal to 2.4 times the executive’s annual base salary. The Bank entered into a similar agreement with Mr. Wahl on January 3, 2022 which provides for a lump sum cash payment equal to 1.2 times Mr. Wahl’s annual base salary.

For purposes of the change in control severance agreements, “change in control” means: (1) an offeror other than Security Federal purchases shares of stock of Security Federal or the Bank pursuant to a tender or exchange offer; (2) an event that results in the acquisition of control of Security Federal or the Bank within the meaning of the Bank Holding Company Act of 1956 or requires the filing of a change of control notice with the Federal Reserve Board or the Federal Deposit Insurance Corporation; (3) any person that is or becomes the beneficial owner directly or indirectly of securities of Security Federal or the Bank representing 35% or more of the combined voting power of Security Federal’s or the Bank’s outstanding securities; (4) the members of the incumbent Board of Directors cease to constitute at least a majority of the directors, subject to limited exception; or (5) consummation of a plan of reorganization, merger, acquisition, consolidation, sale of all or substantially all of the assets of Security Federal or a similar transaction in which Security Federal is not the resulting entity. “Involuntary termination” means the termination of an executive’s employment: (i) by Security Federal or the Bank, without the executive’s express written consent; or (ii) by the executive by reason of a material diminution of or interference with the executive’s duties, responsibilities or benefits, including any of the following unless consented to by the executive: (1) a requirement that the executive be based at any place not within a radius of 30 miles of the executive’s current location, except for reasonable travel Security Federal or Bank business; (2) a material demotion of the executive; (3) a material reduction in the number or seniority of personnel reporting to the executive, other than as part of a company‑wide reduction in staff; (4) a reduction in the executive’s salary other than as part of an overall program applied uniformly to all members of senior management; (5) a material permanent increase in the required work hours or workload of the executive; or (6) any purported termination of the executive’s employment.

Pay Versus Performance

In August 2022 pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), the SEC adopted Item 402(v) of Regulation S-K, requiring information about the relationship between executive compensation actually paid to our named executive officers and the financial performance of Security Federal Corporation.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(3)	Net Income ($)

2023	506,158	454,550	380,560	313,368	94.86	10,190,000

2022	494,576	454,603	369,414	311,977	102.66	10,228,000

2021	552,266	431,479	346,174	293,864	125.95	12,774,000

(1)	The principal executive officer (“PEO”) for 2023, 2022 and 2021 is J. Chris Verenes. The non-PEO named executive officers (non-PEO NEOs) for 2023, 2022 and 2021 are Roy G. Lindburg and Philip R. Wahl.
(2)

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S‑K and do not reflect compensation actually earned, realized, or received by Security Federal’s NEOs. For 2023, these amounts reflect the Summary Compensation Table totals with certain adjustments, as follows:

	2023
Name	PEO ($)	Average of Non-PEO NEOs ($)

Summary Compensation Table total	506,158	380,590
Less aggregate change in actuarial present value of accumulated benefit under defined benefit and actuarial pension plans reported in Summary Compensation Table	(51,608)	(67,222)
Compensation Actually Paid	454,550	313,368

(3)	Total Shareholder Return assumes $100 invested on December 31, 2020, with all dividends reinvested.

The following chart illustrates the relationship between the compensation actually paid to our named executive offers, calculated in accordance with Item 402(v) of Regulation S-K, and Security Federal’s total shareholder returns on a cumulative basis, assuming an investment of $100 on December 31, 2020 and all dividends reinvested. and net income.

The following chart illustrates the relationship between the compensation actually paid to our named executive offers, calculated in accordance with Item 402(v) of Regulation S-K, and Security Federal’s net income for the years ended December 31, 2021, 2022 and 2023.

Compensation Policies and Risk

The Compensation Committee meets at least annually and reviews the compensation of its officers and has determined that the risks arising from Security Federal’s compensation policies and practices for all employees are not likely to have a material adverse effect on Security Federal.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are required to include in this Proxy Statement and present at the meeting a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of Security Federal’s executives as disclosed in this Proxy Statement. The proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of Security Federal Corporation’s named executive officers, as disclosed in the compensation tables and related material in the Proxy Statement for the 2024 annual meeting of shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It will also not affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Security Federal and Security Federal Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders. Our Board of Directors believes that our compensation policies and procedures achieve these objectives. The Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

AUDIT COMMITTEE MATTERS

Audit Committee Charter. The Audit Committee operates pursuant to a written charter approved by our Board of Directors. The charter sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent registered public accounting firm, the internal audit department and management of Security Federal. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process.

Report of the Audit Committee. The Audit Committee reports as follows with respect to Security Federal’s audited financial statements for the year ended December 31, 2023:

•	The Audit Committee has reviewed and discussed Security Federal’s audited financial statements for the year ended December 31, 2023 with management;

•

The Audit Committee has discussed with the independent registered public accounting firm, Elliott Davis, LLC, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board;

•

The Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence; and

•

The Audit Committee has, based on its review and discussions with management of the audited financial statements for the year ended December 31, 2023 and discussions with the independent registered public accounting firm, recommended to the Board of Directors that Security Federal’s audited financial statements for the year ended December 31, 2023 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:	Thomas L. Moore, Chairman William Clyburn Robert E. Alexander Timothy W. Simmons Frank M. Thomas, Jr. Frampton W. Toole III Richard T. Harmon Jessica T. Cummins

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Elliott Davis, LLC served as our independent registered public accounting firm for the year ended December 31, 2023. The Audit Committee of the Board of Directors has appointed Elliott Davis, LLC as independent registered public accounting firm for the fiscal year ending December 31, 2024.

The following table sets forth the aggregate fees billed or expected to be billed to Security Federal by Elliott Davis, LLC for professional services rendered for the years ended December 31, 2023 and 2022.

	Year Ended December 31,
	2023	2022

Audit Fees	$225,385	$175,736
Audit-Related Fees (1)	17,400	14,000
Tax Fees (2)	22,900	20,300
All Other Fees	34,307	5,600

(1)	Consists of U.S. Department of Housing and Urban Development-related audit procedures.
(2)	Consists of fees for preparation of Security Federal’s tax returns.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent registered public accounting firm in connection with its annual review of its charter. Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. For the year ended December 31, 2023, the Audit Committee approved all of the services provided by Elliott Davis, LLC that were designated as audit-related fees, tax fees and all other fees as set forth in the table above.

Representatives of Elliot Davis, LLC are expected to be available at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should they desire to do so.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of any registered class of Security Federal’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we have received and written representations provided to us by the above-referenced persons, we believe that, during the fiscal year ended December 31, 2023, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with, with the exception of one transaction on Form 4 that was reported late by each of Margaret Hurt and Chris Verenes.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Our Articles of Incorporation provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting of shareholders, the shareholder must deliver written notice of the nominations and/or proposals to the Secretary not less than 30 nor more than 90 days prior to the date of the meeting; provided that if less than 45 days’ notice or prior public disclosure of the meeting is given or made to shareholders, the notice must be delivered not later than the close of the 15th day following the day on which notice of the meeting was mailed to shareholders or public disclosure was made. As specified in the Articles of Incorporation, the written notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving such notice. The notice with respect to business proposals to be brought before the annual meeting must state the shareholder’s name, address and number of shares of common stock held, and briefly discuss the business to be brought before the meeting, the reasons for conducting such business at the meeting and any interest of the shareholder in the proposal.

In order to be eligible for inclusion in our proxy solicitation materials for the next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at our main office at 238 Richland Avenue, NW, Aiken, South Carolina, no later than December 9, 2024. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Securities Exchange Act of 1934. Shareholders who intend to solicit proxies in support of director nominees other than our nominees at next year’s annual meeting of shareholders must provide notice that sets forth the information required under Rule 14a-19 of the Securities Exchange Act no later than March 10, 2025.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

We will bear the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Security Federal common stock. In addition to solicitation by mail, directors, officers and employees of Security Federal and the Bank may solicit proxies personally or by telephone, without additional compensation.

Security Federal’s Annual Report to Shareholders, including consolidated financial statements, accompanies this Proxy Statement. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to Security Federal. The Annual Report is not to be treated as part of the proxy solicitation materials, or as having been incorporated herein by reference.

A copy of the Annual Report on Form 10-K as filed with the SEC will be furnished without charge to shareholders as of the close of business on the voting record date upon written request to Robert E. Alexander, Secretary, Security Federal Corporation, P.O. Box 810, Aiken, South Carolina 29802.

BY ORDER OF THE BOARD OF DIRECTORS /s/Robert E. Alexander Robert E. Alexander Secretary

Aiken, South Carolina

April 8, 2024

REVOCABLE PROXY

SECURITY FEDERAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

MAY 9, 2024

The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Security Federal Corporation (“Security Federal”) with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held via remote communication on May 9, 2024, at 11:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof, as follows:

VOTE
		FOR	WITHHELD

1.	The election as directors of the nominees listed
below, each for a three-year term.

	Timothy W. Simmons	[ ]	[ ]
	Harry O. Weeks, Jr.	[ ]	[ ]
	Roy G. Lindburg	[ ]	[ ]

		FOR	AGAINST	ABSTAIN

2.	Advisory approval of the compensation of Security	[ ]	[ ]	[ ]
Federal Corporation’s named executive officers.

In their discretion, upon such other matters as may
properly come before the meeting.

The Board of Directors recommends a vote FOR the proposals above.

This proxy will be voted as directed, but if no instructions are specified, the proxies will vote your shares in accordance with the directors’ recommendations. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned have registered in advance and be virtually present and elect to vote at the meeting or at any adjournment or postponement thereof and after notification to the Secretary of Security Federal at the meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from Security Federal prior to the execution of this proxy of Notice of Annual Meeting of Shareholders, a Proxy Statement for the annual meeting of shareholders and an Annual Report to Shareholders.

Dated: _________________________________________________________________________________________	, 2024

PRINT NAME OF SHAREHOLDER		PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER		SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the mailing label. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required, but each holder should sign, if possible.

Please complete, date, sign and mail this proxy promptly in the enclosed postage-prepaid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 9, 2024. The Proxy Statement, proxy card and Annual Report to Shareholders are available at www.securityfederalbank.com.